UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 14, 2009
Date of Report (Date of earliest event reported)
HLTH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-24975	94-3236644

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
669 River Drive, Center 2
Elmwood Park, New Jersey 07407-1361
(Address of principal executive offices, including zip code)
(201) 703-3400
(Registrant’s telephone number, including area code)
(Former name or address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
          On September 14, 2009, the registration statement on Form S-4 (No. 333-160530) filed by WebMD Health Corp. was declared effective by the Securities and Exchange Commission. HLTH Corporation and WebMD have filed definitive copies of the related joint proxy statement/prospectus, which are available as described below. The joint proxy statement/prospectus provides information regarding the pending merger of HLTH and WebMD and the other matters to be voted on by stockholders of HLTH and WebMD at their respective 2009 Annual Meetings of Stockholders.
          In order to allow sufficient time between the mailing of the definitive joint proxy statement/prospectus and the Annual Meetings, HLTH and WebMD have moved the date of the Annual Meetings to Friday, October 23, 2009. The meetings will be held at The Ritz-Carlton New York, Battery Park, Two West Street, New York, NY 10004, beginning at 9:30 A.M. local time. The record date for determining the stockholders entitled to vote at the Annual Meetings remains September 8, 2009.

Additional Information About the Proposed Merger of HLTH and WebMD and Where to Find It:
     In connection with the proposed merger of HLTH and WebMD, HLTH and WebMD have filed, with the SEC, a proxy statement/prospectus as part of a registration statement regarding the proposed merger. Investors and security holders are urged to read the proxy statement/prospectus because it contains important information about HLTH and WebMD and the proposed transaction. Investors and security holders may obtain a free copy of the proxy statement/prospectus at www.sec.gov or www.hlth.com or www.wbmd.com. Investors and security holders are urged to read the proxy statement/prospectus and other relevant material before making any voting or investment decisions with respect to the merger.
Participants in the Merger:
     HLTH, WebMD, their directors and certain of their executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of HLTH and WebMD and their respective interests in the proposed transactions has been set forth or incorporated by reference in the proxy statement/prospectus that HLTH and WebMD have filed with the SEC in connection with the proposed transaction.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HLTH CORPORATION
Dated: September 15, 2009	By:	/s/ Lewis H. Leicher
Lewis H. Leicher
Senior Vice President

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